                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated December 7, 1994, in this Registration Statement, to the incorporation by reference of our report included in this Registration Statement into the Company's previously filed Registration Statement File No. 2-96027, File No. 2-70438, File No. 2-75588, File No. 2-81024, File No. 2-96028, File No.
2-98182, File No. 33-3343, File No. 33-5375, File No. 33-16750, File No.
33-27223, File No. 33-31178, File No. 33-31645, File No. 2-58406, File No.
2-73543, File No. 2-96029, File No. 33-5374, File No. 33-5373, File No.
33-19723, File No. 33-22643, File No. 33-22644, File No. 33-28943, File No.
33-28944, File No. 33-38211, File No. 33-52951, File No. 33-53271, and to all
references to our Firm included in this Registration Statement.


                                          [SIG]


                                          ARTHUR ANDERSEN LLP

Indianapolis, Indiana,

March 27, 1995.